EXECUTION

AMENDMENT NO. 1

to

STRUCTURED ASSET SECURITIES CORPORATION

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2002-23XS

TRUST AGREEMENT

among

STRUCTURED ASSETS SECURITIES CORPORATION,

as Depositor

AURORA LOAN SERVICES INC.,

as Master Servicer

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

as Securities Administrator

and

BANK ONE, NATIONAL ASSOCIATION,

as Trustee

(Effective October 1, 2002)

This Amendment No. 1 to the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2002-23XS Trust Agreement, dated and effective as of October 1, 2002, by and among Structured Assets Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank Minnesota, National Association, as Securities Administrator, and Bank One, National Association, as Trustee, recites and provides as follows:

RECITALS

WHEREAS, in connection with the issuance of the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2003-XS (the “Certificates”), Structured Assets Securities Corporation, as Depositor, Aurora Loan Services Inc., as Master Servicer, Wells Fargo Bank Minnesota, National Association, as Securities Administrator, and Bank One, National Association, as Trustee, have entered into a Trust Agreement, dated as of October 1, 2002 (the “Trust Agreement”), for the purpose of creating a trust fund (the “Trust Fund”), the assets of which consist primarily of a pool of Mortgage Loans; and

WHEREAS, the Depositor, the Master Servicer, the Securities Administrator and the Trustee desire to amend the Trust Agreement to change the definition of “Record Date;” and

WHEREAS, Section 11.03 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, without notice to or consent of any of the Holders of Certificates, in order to, among other things, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provisions in the Trust Agreement, provided such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, does not adversely affect the status of any REMIC created pursuant to the Trust Agreement, nor adversely affect in any material respect the interests of any Holder of Certificates; and

WHEREAS, the Trustee has received the Opinion of Counsel required pursuant to Section 11.03 in the form annexed as Exhibit A hereto;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I
AMENDMENTS TO THE TRUST AGREEMENT

Section 1.01

Amendment to Definitions

The definition of “Record Date” in Article I, Section 1.01 (Definitions) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

Record Date:  With respect to the Offered Certificates, the Class P, Class E, Class X and Class R Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.01

Capitalized Terms.

For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Trust Agreement have the meanings specified in the Trust Agreement.

Section 2.02

Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03

References to Trust Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, any Certificate or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Certificates or the rights of the Holders thereof.

Section 2.05

Counterparts.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together, shall constitute one and the same instrument.

Section 2.06

Binding Nature of Amendment No. 1; Assignment.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.07

Headings Not To Affect Interpretation.

The headings contained in this Amendment No. 1 are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.08

Effectiveness.

This Amendment No. 1 shall become effective as of the date first written above.

Section 2.09

Governing Law.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

*  *  *  *  *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By: /s/ Ellen V. Kiernan

Name: Ellen V. Kiernan

Title:   Vice President

WELLS FARGO BANK MINNESOTA,

NATIONAL ASSOCIATION, as Securities

Administrator

By: /s/ Amy Doyle

Name: Amy Doyle

Title: Vice President

AURORA LOAN SERVICES INC., as Master

Servicer

By: /s/ E. Todd Whittemore

Name: E. Todd Whittemore

Title:   Executive Vice President

BANK ONE, NATIONAL ASSOCIATION, as

Trustee,

By: /s/ Ruth H. Fussell

Name: Ruth H. Fussell

Title:   Vice President – Corporate Trust Dept.